Exhibit 99.1

American Battery Technology Company Announces Pricing of $10M Registered Direct Offering Priced At-The-Market Under Nasdaq Rules

Reno, Nev., December 26, 2024 — American Battery Technology Company (NASDAQ: ABAT), an integrated critical battery materials company that is commercializing its technologies for both primary battery minerals manufacturing and secondary minerals lithium-ion battery recycling, today announced it has entered into securities purchase agreements with two institutional investors for the purchase and sale of 3,773,586 shares of its common stock and warrants to purchase up to an aggregate of 3,773,586 shares of common stock in a registered direct offering. The last closing market price was $2.60 per share and this intraday transaction had at a combined offering price of $2.65 per share and accompanying warrant, priced “at-the-market” under Nasdaq rules. The warrants have an exercise price of $2.80 per share, and will be exercisable immediately from the date of issuance and will expire five years from the initial exercise date.

The gross proceeds of the offering will be approximately $10 million before deducting placement agent fees and other estimated offering expenses payable by the company. The closing of the offering is expected to take place on or about December 27, 2024, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as the sole placement agent for the offering.

A shelf registration statement on Form S-3 (File No. 333-276329) relating to the offering of the securities described above was declared effective by the Securities and Exchange Commission (SEC) on June 24, 2024. The offering may be made only by means of a base prospectus and accompanying prospectus supplement. A prospectus supplement relating to the offering will be filed with the SEC. Electronic copies will be available on the SEC’s website at www.sec.gov or by contacting A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About American Battery Technology Company

American Battery Technology Company, headquartered in Reno, Nevada, has pioneered first-of-kind technologies to unlock domestically manufactured and recycled battery metals critically needed to help meet the significant demand from the electric vehicle, stationary storage, and consumer electronics industries. Committed to a circular supply chain for battery metals, ABTC works to continually innovate and master new battery metals technologies that power a global transition to electrification and the future of sustainable energy.

Forward-Looking Statements

 This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, are “forward-looking statements.” For example, the company is using forward-looking statements in this press release when it discusses the expected closing date of the offering and use of proceeds from the offering. Although the company’s management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the company’s future results to differ materially from those anticipated. Potential risks and uncertainties include, among others, risks and uncertainties related to the company’s ability to continue as a going concern; general economic conditions and conditions affecting the industries in which the company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the company’s filings with the SEC, including the Annual Report on Form 10-K for the year ended June 30, 2024. The company assumes no obligation to update any of the information contained or referenced in this press release.

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American Battery Technology Company

Media Contact:

Tiffiany Moehring

tmoehring@batterymetals.com

720-254-1556